                                                                   EXHIBIT 10.8

                                     PROMISSORY NOTE

$1,000,000.00                                                    August 27, 1999
                                                                Atlanta, Georgia

       FOR VALUE RECEIVED, EDUTREK INTERNATIONAL, INC. ("Maker"), promises to pay to the order of R. STEVEN BOSTIC ("Bostic") (Bostic and any other holder hereof, "Payee"), at 75 14th Street, Apt. 4640, Atlanta, Georgia 30309, or such other place as Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as is outstanding from time to time, together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate hereinafter set forth, said principal and all accrued but unpaid interest (the "Note Payment") being due and payable on the earlier of (i) the date or dates (the "Tax Refund Dates") upon which Maker receives payment of the tax refund claims of Maker arising in connection with Maker's federal or state income taxes for its tax year ending September 30, 1999 ("Tax Refunds"), or (ii) February 24, 2000 (the "Maturity Date"); provided, however, so long as Maker has debt outstanding to First Union National Bank ("First Union"), or its successors or assigns or any party that takes its place, pursuant to that certain Credit Agreement dated May 27, 1999 between Maker and First Union, as amended, this Note may be paid by Maker only from the Tax Refunds. Notwithstanding the foregoing to the contrary, all accrued and unpaid interest under this Note shall be paid quarterly, commencing on November 24, 1999, and continuing on the same day of each successive quarter thereafter, with a final payment of all accrued and unpaid interest on the Maturity Date.

       Interest on the principal balance of this Note from time to time outstanding and unpaid shall be the Eurodollar Rate, plus 2.00 percent, per annum (the "Rate"). The "Eurodollar Rate" is the fluctuating rate of interest equal to the three month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the three month London Interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time by Bank of America, N.A. (the "Bank") in its sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs of the Bank. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal to the three month rate of interest (rounded upwards, ii necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as three month London Interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time by the Bank in its sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs of the Bank; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

       Notwithstanding any provision of this Note to the contrary, Payee does not intend to charge and Maker shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Georgia; if any higher ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Maker or credited against principal, at the option of Payee.

        Unless otherwise indicated, interest at the Rate will be calculated by the actual/360 day method (a daily amount of interest is computed for the hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

THE RIGHTS AND REMEDIES OF PAYEE HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED THE DATE HEREOF, AS AMENDED FROM TIME TO TIME, BY AND BETWEEN BOSTIC AND THE SENIOR LENDER PARTY THERETO.

       Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time as of the date that the index or base rate changes. In the event any index is discontinued, an index determined by the Bank to be comparable in its sole discretion shall be substituted.

       All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Payee shall determine at his option.

       Notwithstanding any provision of this Note to the contrary, Payee may elect at any time to convert any or all of the Note Payment to Class B common stock of Maker at a price per share equal to the lower of (a) the closing price of Maker's common stock as traded on the NASDAQ Stock Market on the date hereof, and (b) the closing price of Maker's common stock as traded on the NASDAQ Stock Market on the date Payee notifies Maker of the conversion set forth in this sentence (the "Conversion Price"). To exercise this conversion right, Payee shall give Maker written notice as to the amount of the Note Payment being converted, and Maker will issue to Payee immediately that number of shares of Class B common stock calculated by dividing the portion of the Note Payment being converted pursuant to the previous sentence by the Conversion Price. If this Note is not paid in full by February 24, 2000 and if Payee does not elect to convert the Note Payment to common stock (as set forth in the first sentence of this paragraph), the Maturity Date will be extended until the earlier of (i) February 24, 2001, or (ii) the Tax Refund Date on which Maker receives $1,000,000.00 of Tax Refunds in the aggregate, and Payee shall receive warrants to purchase, pursuant to a stock purchase warrant substantially in the form of Exhibit A hereto, that number of Maker's Class B common stock equal to the product of 340,367 times a fraction the numerator or which is the outstanding principal balance of this Note and the denominator of which is 1,000,000 to be exercised at any time during the next five (5) years at a price per share equal to the Conversion Price. To the extent all or any portion of the Note Payment is unpaid on February 24, 2001, or any subsequent anniversary date, the Maturity Date shall be automatically extended for one (1) year.

       If one or more of the following events of default (hereinafter an "Event of Default") shall occur, then in each and every occurrence of any such Event of Default, at the option of the holder hereof, all liabilities of Maker to the holder hereof, including this Note, shall upon ten (10) days' prior written notice to each of Maker and upon demand for payment thereof, immediately mature and become forthwith due and payable:

       (i) Default shall be made in any payment of principal or interest on this Note when such principal or interest payment is due and such default shall not have been cured within ten (10) days of Maker's receipt of notice of such default from Payee; or

       (ii) Maker (a) makes an assignment for the benefit of creditors, (b) admits in writing that it is unable to pay its debts generally as they become due, (c) files a petition in bankruptcy, or for reorganization or for an adoption of an arrangement under the Bankruptcy Act (as now or in the future amended), or an answer to a petition seeking relief therein provided, (d) has a petition in bankruptcy filed against it which petition is not dismissed within ninety (90) days of the filing thereof, (e) consents to the appointment of a receiver or trustee for all or a substantial part of its property, or (f) has a petition filed against its for the appointment of a receiver for all or a substantial part of its property and such petition is not dismissed within ninety (90) days of the filing thereof.

       Maker expressly agrees that failure of the holder to exercise the right of accelerating the maturity of this debt or any indulgence granted from time to time shall in no event be considered a waiver of any right of acceleration or estop the holder thereof from exercising any such right. Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney at law, the holder hereof shall be entitled to collect reasonable attorneys' fees actually incurred. Maker agrees that time is of the essence. This Note may be prepaid in whole or in part without penalty at any time without the prior written consent of the holder thereof. This Note shall be governed by Georgia law.

       IN WITNESS WHEREOF, the undersigned has executed this Note as of the 27th day of August, 1999.



                                          EduTrek International, Inc.


                                          By: /s/ Daniel D. Moore
                                             -----------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------------

                                   EXHIBIT A

                             STOCK PURCHASE WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY PURCHASABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT") OR THE GEORGIA SECURITIES ACT (THE "GEORGIA ACT"). THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT, THE GEORGIA ACT OR THE RULES AND REGULATIONS THEREUNDER.

DATED: February ____, 2000

No. 1
                                                                _________ Shares

                          EDUTREK INTERNATIONAL, INC.
                             STOCK PURCHASE WARRANT
         TO PURCHASE SHARES OF CLASS B COMMON STOCK, WITHOUT PAR VALUE


         This is to certify that, for value received, R. Steven Bostic ("Holder or Warrant Holder"), or his successors, is entitled, upon the due exercise of this warrant (the "Warrant") pursuant to this Warrant agreement (the "Agreement") at any time during the period commencing on February 25, 2000 (the "Commencement Date") and terminating at 5:00 p.m., Atlanta, Georgia local time, on the date marking the fifth anniversary of the Commencement Date (the "Termination Date"), to purchase _______ shares (subject to adjustment as provided herein) of the without par value Class B Common Stock of EduTrek International, Inc. at a price per share as specified in Section II of this Warrant and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

                                       I.

         Certain Definitions. Unless the context otherwise requires, the following terms as used in this Warrant shall have the following meanings:

         (a) Appraised Value. The fair market value of all outstanding Common Stock, as determined by a written appraisal (the "Appraisal") prepared by an appraiser acceptable to the Company. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Company. The Company shall pay for the cost of any such Appraisal.

         (b) Average Market Value. The average of the Closing Prices for the security in question for the five trading days immediately preceding the date of determination.

         (c)   Closing Price.

               (i) If the primary market for the security in question is a national securities exchange, the NASDAQ Stock Market, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security on such exchange or in such quotation system for such day, or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the highest closing or last bid quotations therefor on such exchange or quotation system on such trading day;

               (ii) If the primary market for such security is not such an exchange or quotation market in which last sale transactions are contemporaneously reported, the last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate; or

               (iii) If the Closing Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph
                     (i) and (ii) immediately above, the Closing Price per share of outstanding Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of shares (including any fractional shares) of Common Stock then outstanding.

         (d) Common Stock. The Company's without par value Class B Common Stock, any stock into which such stock shall have been changed or any stock resulting from reclassification of such stock.

         (e) Company. EduTrek International, Inc., a Georgia corporation, and its successors and assigns.

         (f)   Exercise Date. As set forth in Section III hereof.

         (g) Exercise Price. The price per share specified in Section II hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Warrant.

         (h) Transfer. Any sale, assignment, transfer, negotiation, pledge, hypothecation or other disposition, and any other event or transaction in which a lien is created.

         (i) Warrant Shares. The Common Stock issuable upon exercise of the Warrants.

                                      II.

         Exercise Price. Subject to the adjustments provided for elsewhere in this Warrant, the Exercise Price per share shall be equal to the lower of (i) $2.938, or (ii) the Closing Price of the Company's Common Stock on the Exercise Date.

                                      III.

         Exercise of Warrant. The Holder of this Warrant may, at any time on and after the date hereof but prior to the Termination Date (the "Exercise Date"), exercise this Warrant in whole at any time or in part from time to time for the number of shares which such Holder is then entitled to purchase hereunder.

         The Holder may exercise this Warrant, in whole or in part, by delivering to the Company at its offices maintained pursuant to Section IV for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares to be purchased, (ii) this Warrant, and (iii) a sum equal to the Exercise Price therefor in cash (U.S. dollars) by certified or cashier's check.

         Such notice may be in the form of an election to subscribe attached hereto. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten (10) business days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

         The stock certificate or certificates for shares of Common Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice, Warrant and payment of the Exercise Price are delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such Holder.

         The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section III, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above.

         The Company shall not issue certificates for fractional shares of Common Stock upon any exercise of this Warrant. Whenever, in order to implement the provisions of this Warrant, the issuance of fractional shares is required, the Company shall, in lieu of the issuance of a fractional share, pay to the Holder an amount in cash equal to the Average Market Value of such fractional share interest.

                                      IV.

         Warrant Registration. The Company shall at all times while any portion of this Warrant remains outstanding and exercisable keep and maintain at its principal offices a register in which the registration and exchange of this Warrant shall be provided for. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the proper exercise of this Warrant.

                                       V.
         Covenants of Issuer.

         (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power and authority to execute and deliver this Agreement and to perform the terms hereof, including the issuance of shares of Common Stock issuable upon exercise of the Warrant. The Company has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the issuance of the shares of Common Stock issuable upon exercise of the Warrant. This Agreement has been duly authorized and executed and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

         (b) The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).


                                      VI.

         Exchange. This Warrant is exchangeable, upon the surrender hereof by the Holder at the offices of the Company, for new warrants, in such denominations as Holder shall designate at the time of surrender for exchange, of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase not less than 1,000 shares of Common Stock (except to the extent necessary to round out the balance of the number of shares purchasable hereunder).

                                      VII.

         Adjustments to Exercise Price and Number of Shares Purchasable. The Exercise Price and number of shares of Common Stock purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows:

         (a) In case the Company shall at any time exchange as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of shares of Common Stock then outstanding into a different number of shares, with or without par value, then thereafter the number of shares of Common Stock which the Holder of this Warrant shall be entitled to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of outstanding Common Stock of the Company by reason of such change, and the Exercise Price of the shares of such Common Stock after such change shall, in case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the number of shares of Common Stock, be proportionately increased.

         (b) In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section VII(a)), or in case of any consolidation of the Company with, or merger of the Company into, another corporation, or in case of any sale of all, or substantially all, of the property, assets, business and good will of the Company as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall provide that the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor corporation thereafter shall be deemed to be the Company for purposes of this Warrant.

                                     VIII.

         Holder's Rights. Except as otherwise expressly agreed to herein, this Warrant shall not entitle the Holder to any rights of a stockholder of the Company, except that should the Company, during the period in which this Warrant is exercisable, declare a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (computed in accordance with generally accepted accounting principles) or otherwise than in Common Stock or securities convertible into Common Stock, or make any other distribution in respect of the Common Stock, then, thereafter, the Warrant Holder, upon exercise of this Warrant, shall receive the number of shares of Common Stock purchasable upon such exercise and, in addition and without further payment, the cash, stock or other securities and/or other property which the Warrant Holder would have received by way of dividends (otherwise than in cash out of such earnings or earned surplus or in Common Stock or securities convertible into Common Stock) and/or any other distributions in respect of the Common Stock as if, continuously since the date hereof, such Warrant Holder (a) had been the record holder of the number of shares of Common Stock then being purchased, and (b) had retained all such cash, stock and other securities (other than Common Stock or securities convertible into Common Stock) and/or other property payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly or indirectly from such Common Stock.

                                      IX.

         Transfer to Comply with the Securities Act of 1933 and Other Applicable Securities Laws. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of unless the Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company that this Warrant or the Warrant Shares may be legally transferred without violating the Securities Act of 1933 and any other applicable securities law and then only against receipt of an agreement of the transferee to comply with the provisions of this Section IX with respect to any resale or other disposition of such securities.

                                       X.

         Notices. If there shall be any adjustment as provided above in Section VII, or if securities or property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of such Common Stock upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company, which notice shall be accompanied by an explanation prepared by the Company setting forth in reasonable detail the basis for the Holder's becoming entitled to purchase such shares and the number of shares which may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this Warrant, as the case may be. At the request of Holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.

                                      XI.

         Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If, by reason of any change made pursuant to Sections VII or VIII hereof, the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the Average Market Value of such fractional interest, determined as of the Exercise Date.

                                      XII.

         Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose upon the registered Holder thereof (as shown on the register of Warrants maintained by the Company), issue a new warrant of like denomination, tenor, and date as the warrant so lost, stolen, mutilated, or destroyed.

                                     XIII.

         Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of the shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                      XIV

         Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Georgia.

                                      XV.

         Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof.

                                      XVI.

         Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this ____ day of _____, 2000, by its duly authorized officers, each of which may be by facsimile.


                                          EDUTREK INTERNATIONAL, INC.



                                          By:
                                              ----------------------------------
                                                 R. Steven Bostic, Chairman



ATTEST:



---------------------------
Secretary

                                   EXHIBIT A

          [Subscription Form to Be Executed Upon Exercise of Warrant]




         The undersigned, registered holder or permitted assignee of such registered holder of the within Warrant, hereby (1) subscribes for ______ Shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:



                                            ------------------------------------
                                                           (Name)


                                            ------------------------------------
                                                          (Address)


                                            Signature
                                                     ---------------------------

Dated
     -----------------





NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank or trust company, or by a firm having membership on a registered national securities exchange.